UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2016

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(214) 905-5145
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Item 2.04 is incorporated herein by this reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement

On January 11, 2016, ULURU Inc., a Nevada corporation (the “Company”), executed a Waiver Agreement (the “Agreement”) with Inter-Mountain Capital Corp., a Delaware corporation (“IMCC”).  The Agreement relates to that certain Promissory Note, dated April 14, 2015 issued by the Company to IMCC (the “Note”), and the Company’s failure to make the installment payment under the Note due in November 2015 on a timely basis.  Subsequent installment payments with respect to December 2015 and January 2016 have been made on a timely basis.

Under the terms of the Agreement, the Company has agreed to remit the November 2015 installment payment of $45,000 in cash and to pay IMCC an accommodation fee of $25,000, with the accommodation fee being added to the outstanding loan balance.

The description of the terms and conditions of the Agreement herein is not complete and is qualified in its entirety by the full text of such agreement, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Waiver Agreement, dated January 11, 2016, by and between ULURU Inc. and Inter-Mountain Capital Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: January 12, 2016	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer

Exhibit Index

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Waiver Agreement, dated January 11, 2016, by and between ULURU Inc. and Inter-Mountain Capital Corp.